EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Acadia Realty Trust

Rye, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-275356, 333-203236, 333-126712, 333-114785, 333-31630) and Form S-8 (Nos. 333-272041, 333-256025, 333-249898) of Acadia Realty Trust of our report dated March 1, 2023, relating to the consolidated financial statements and financial statement schedules, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

New York, New York

February 16, 2024